PROXY FOR ANNUAL MEETING
APRIL 26, 1995
CAPITAL CITY BANK GROUP, INC.

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned Shareholder of Capital City Bank Group, Inc., (the "Company") Tallahassee, Florida, do hereby nominate, constitute and appoint Herschel Williams, William Mitchell and Randy Briley or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of the Company, standing in my name on its books on March 1, 1995, at the annual meeting of its shareholders to be held at the Tallahassee Leon County Civic Center, 505 West Pensacola Street, Tallahassee, Florida, on April 26, 1995, at 11:00 a.m., or at any adjournments thereof with all the power the undersigned would possess if personally present, as follows:

1. Fixing the number of directors to be elected at seven (7) and the election of the seven (7) persons listed as a group, except as individually marked to the contrary below:

    For _____________Against _____________Abstain _____________

    (1) DuBose Ausley
    (2) Thomas A. Barron
    (3) Cader B. Cox, III
    (4) John K. Humphress
    (5) Payne H. Midyette, Jr.
    (6) Godfrey Smith
    (7) William G. Smith, Jr.

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.
     ______________________________________________________________________

2.  Approve the Company's 1995 Associate Stock Purchase Plan:

    For _____________  Against _____________  Abstain _____________

3. Ratify the appointment of Arthur Andersen LLP, as the Company's auditors for 1995:

    For _____________  Against _____________  Abstain _____________

4. In the discretion of the proxies named above, such other business as may be brought before the meeting or any adjournment thereof:

    For _____________  Against _____________  Abstain _____________

    The Board of Directors recommends a vote "FOR" these proposals.

This Proxy will be voted as directed, but if no direction is given, the Proxy will be voted "FOR" the above proposals including the election of all seven nominees for director named above.

This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

The undersigned shareholder(s) hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

Dated:

________________________________
(Seal)

________________________________
(Seal)

When signed as attorney, personal representative, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign. If by a corporation please sign full corporate name by president or other authorized officer. If by a partnership please sign by an authorized person.

April 7, 1995



Dear Fellow Shareholders:

You are cordially invited to attend the Annual Shareholders' Meeting of Capital City Bank Group, Inc., scheduled for 11:00 a.m., Wednesday, April 26, 1995 in the Leon County Civic Center. Please proceed via the elevator or escalator inside the Civic Center to the lower level where you will be directed to the meeting room.

Arrangements have been made for parking in the Civic Center lot. A bank associate will greet you as you enter the Civic Center. If you, or someone riding with you, need assistance, please drive to the Civic Center driveway on Pensacola Street, and the bank will have an associate available to assist you.

The meeting will begin at 11:00 a.m. I hope you will come early and join your friends for light refreshments at 10:30 a.m., and remain for lunch after the meeting to help celebrate the bank's 100th anniversary. To help with preparing the meal, a self-addressed R.S.V.P. card is enclosed.

Whether or not you plan to be present at the meeting, it would be most helpful if you would execute the enclosed Proxy and return it by April 17, 1995. A postage-paid envelope is enclosed for your convenience.

Sincerely,



William G. Smith, Jr.
President

CAPITAL CITY BANK GROUP, INC.
217 North Monroe Street
Tallahassee, Florida 32301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 26, 1995

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Capital City Bank Group, Inc., (the "Company") will be held at the Tallahassee Leon County Civic Center, 505 West Pensacola Street, Tallahassee, Florida, on April 26, 1995, at 11:00 a.m., for the following purposes:

(1) To fix the number of directors to be elected at seven (7) and to elect the seven (7) directors as set forth in the proxy statement;

(2) To approve the Company's 1995 Associate Stock Purchase Plan;

(3) To ratify the appointment of Arthur Andersen LLP as auditors for the Company or 1995; and

(4) To transact any and all such other business as may properly come before the meeting.

Information relating to the above matters is set forth in the accompanying Proxy Statement dated April 7, 1995.

Only shareholders of record at the close of business on March 1, 1995, will be entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors,



J. Kimbrough Davis
Corporate Secretary

Tallahassee, Florida
April 7, 1995

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. A SELF-ADDRESSED, STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY REVOKE THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

CAPITAL CITY BANK GROUP, INC.
217 North Monroe Street
Tallahassee, Florida 32301

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
April 26, 1995
                                     GENERAL

Purpose of Solicitation

The Annual Meeting of the Shareholders of Capital City Bank Group, Inc., (the "Company") will be held at the Tallahassee Leon County Civic Center, 505 West Pensacola Street, Tallahassee, Florida, on April 26, 1995, at 11:00 a.m., for the purposes set forth in the attached Notice of Annual Meeting of Shareholders and in this Proxy Statement. The accompanying Proxy is solicited on behalf of the Company's Board of Directors, at the expense of the Company, in connection with such meeting and any adjournment thereof. This Proxy Statement and the enclosed Proxy are being mailed to shareholders on or about April 7, 1995.

Voting of Proxies and Revocability

When the Proxy is properly executed and returned to the Company, it will be voted as directed by the shareholder executing it unless it is revoked. If no directions are given on the Proxy, the shares represented by the Proxy will be voted for fixing the number of directors at seven (7), electing the seven (7) directors as set forth herein, approving the Company's 1995 Associate Stock Purchase Plan and ratifying the appointment of Arthur Andersen LLP as auditors. Any person giving a Proxy may revoke it at any time before it is exercised by the execution of another Proxy bearing a later date or by written notification to the Corporate Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their Proxy and vote in person if they so desire.

Persons Entitled to Vote and Outstanding Voting Securities

Only shareholders of record at the close of business on March 1, 1995, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each share of Common Stock entitles the holder to one vote on any matter coming before a meeting of the shareholders of the Company. There were 2,853,680 shares of Common Stock of the Company outstanding on the record date for the Annual Meeting.

Under the By-Laws of the Company, a majority of the shares of Common Stock entitled to vote constitutes a quorum at a meeting of shareholders. The presence of a quorum at the Annual Meeting, either in person or by written proxy, and a favorable vote of a majority of the shares represented at the Annual Meeting shall be required for the election of directors, approval of the 1995 Associate Stock Purchase Plan and ratification of the auditors. Abstentions or broker non-votes shall be counted for purposes of determining whether a quorum is present, and shall not be deemed a favorable vote on a particular matter for purposes of election, approval or ratification.

ELECTION OF DIRECTORS
(Proposal One)

It is proposed that the number of directors constituting the Board of Directors for 1995 be fixed at seven, and that the seven nominees named on the following page be elected to serve until their successors are elected and qualified. All of the nominees currently serve as directors of the Company.

In the event of a vacancy occurring on the Board of Directors, the remaining directors, by affirmative vote of a majority thereof, whether or not constituting a quorum, may fill such vacancy for the unexpired term. If at any time the number of directors shall be increased, the additional directors to be elected may be elected by the directors then in office by the affirmative vote of a majority thereof at a regular meeting or at a special meeting called for that purpose, to serve until the next election of directors.

Information Concerning Nominees

The following table sets forth the name of each nominee for election as a director of the Company, his age, the year in which he was first elected a director of the Company, the number of shares of common stock of the Company beneficially owned on March 1, 1995, a brief description of the director's principal occupation and business experience during the last five years, directorships of certain other companies presently held, and certain other information. Messrs. Cox and Humphress were elected to the Board of Directors in October 1994. The remaining nominees were elected directors by the shareholders of the Company at the last Annual Meeting of Shareholders. The nominees listed below have indicated they are willing and able to serve as directors if elected.
                                                         Shares of
                                                       Common Stock
                                                       Beneficially   Percentage
                                                         Owned On         of
       Name            Age   Information About Nominee March 1, 1995   Ownership

DuBose Ausley*          57   A director since 1982, he      236,910 (1)   8.30%
                             is Chairman of the Board
                             of the Company. Mr. Ausley
                             is Chairman of the law
                             firm of Macfarlane Ausley
                             Ferguson & McMullen and
                             has served as a director
                             of TECO Energy, Inc., since
                             1992. In March of 1993, Mr.
                             Ausley was elected to the
                             Board of Sprint Corporation
                             and he served as a director
                             of Centel Corporation from
                             1982 to 1993.

Thomas A. Barron*       42   A director since 1982, he       76,785 (2)   2.69%
                             is Treasurer of the Company
                             and was elected President of
                             Capital City Bank in January
                             1995.  He served as President
                             of Capital City Second
                             National Bank from 1979 to
                             1995 and President of
                             Industrial National Bank
                             from 1982 to 1995.

Cader B. Cox, III       45   A director since October 1994,   1,000         **
                             he is President of Riverview
                             Plantation, Inc.

John K. Humphress       46   A director since October 1994,  37,763 (3)   1.32%
                             he is a partner in Krause

                             Humphress Pace & Wadsworth,
                             Chartered CPA's.

Payne H. Midyette, Jr.  67   A director since 1983, he is    89,774 (4)   3.15%
                             Chairman of the Executive Com-
                             mittee of Midyette-Moor, a
                             division of Palmer & Cay/
                             Carswell, Inc. From 1985 to
                             1992 he was Chairman of
                             Alexander & Alexander, Inc.,
                             (Florida Corporation) d/b/a
                             Midyette-Moor Insurance
                             Agency.

Godfrey Smith*(7)       81   A director since 1982, he was  554,600 (5)  19.43%
                             elected Vice Chairman of the
                             Company and Capital City Bank
                             in January 1995. Mr. Smith
                             served as President of the
                             Company from 1982 to 1995.

William G. Smith, Jr.*(7)41  A director since 1982, he was  448,306 (6)  15.71%
                             elected President of the
                             Company and Chairman of
                             Capital City Bank in January
                             1995. Mr. Smith served as
                             Executive Vice President and
                             Chief Operating Officer from
                             1987 to 1995 and President of
                             Capital City First National
                             Bank of Tallahassee from
                             1989 to 1995.

All directors and
executive officers as a
group (10 persons)                                        1,453,968 (8)  50.95%
*Serves as an executive officer of the Company.                     (9)
**Less than 1%

(1) Includes (i) 60,892 shares held in trust under which Mr. Ausley serves as trustee and has sole voting and investment power; (ii) 10,000 shares owned by a corporation of which Mr. Ausley is Chairman and as to which Mr. Ausley controls voting and investment power; (iii) 4,543 shares held in trusts under which Mr. Ausley serves as a trustee and has shared voting and investment power; and (iv) 1,475 shares owned by Mr. Ausley's wife, to which he disclaims beneficial ownership.

(2) Includes (i) 5,000 shares owned by Mr. Barron's wife; (ii) 16,343 shares held in trusts under which Mr. Barron serves as trustee; and (iii) 18,153 shares for which Mr. Barron has Power of Attorney and may be deemed to be a beneficial owner. Mr. Barron disclaims beneficial ownership of the 5,000 shares owned by his wife.

(3) Includes 7,116 shares of which Mr. Humphress has Power of Attorney and may be deemed to be beneficial owner. Also includes 19,824 shares held in trust for which Mr. Humphress serves as a member of an advisory committee and may be deemed to be a beneficial owner.

(4) Includes 31,020 shares for which Mr. Midyette has Power of Attorney and may be deemed to be a beneficial owner. Also includes 3,117 shares owned by Mr. Midyette's wife, to which he disclaims beneficial ownership.

(5) Includes 52,000 shares held by Mr. Smith's wife, to which he disclaims beneficial ownership.

(6) Includes (i) 15,430 shares in accounts for his children for which Mr. Smith is Custodian; (ii) 90,000 shares held in a trust under which Mr. Smith shares voting and investment power as a co-trustee; (iii) 6,061 shares owned by Mr. Smith's wife; and (iv) 111,512 shares held by a partnership under which Mr. Smith shares voting and investment power. Mr. Smith disclaims beneficial ownership of the 6,061 shares held by his wife.

(7) Godfrey Smith is the father of William G. Smith, Jr.

(8) Includes shares held by J. Kimbrough Davis, an executive officer of the Company. Mr. Davis' shares (i) include 2,066 shares in which he has sole voting and investment power; (ii) 4,169 shares in which he shares voting and investment power; and (iii) 1,192 shares owned by his wife. Mr. Davis disclaims beneficial ownership of the 1,192 shares owned by his wife.

(9) Includes shares owned by two persons who became executive officers in January 1995.

Board Committees, Attendance and Compensation

Board committees are established and functioning in the individual Group banks. The Company does not maintain any standing committees of its Board of Directors, other than its Compensation Committee which is responsible for making recommendations to the Board of Directors regarding compensation of the Company's Chief Executive Officer, reviewing the compensation of certain other executive officers and administering certain compensation and benefit plans. Five of the parent company directors serve on the Board of Directors of one or more of the four Group banks. Additionally, these directors serve on various committees established by the banks.

In 1994, the Company paid directors fees of $250 per meeting attended, plus a $2,500 retainer fee. Effective January 1, 1995, the fee for attending a meeting was increased from $250 to $400. Directors who are officers of the Company are not paid director fees or a retainer. Five of the seven parent company directors attended at least 75% of the twelve Board of Directors meetings held during 1994. Messrs. Cox and Humphress were elected to the Board in October 1994 and attended all meetings subsequent to their election.

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

Executive Officers

Executive officers are elected annually by the Board of Directors at their meeting following the Annual Meeting of Shareholders to serve for a one year term and until their successors are elected and qualified. Messrs. Ausley, Barron, Godfrey Smith and William G. Smith, Jr., serve as directors and executive officers of the Company. The section of this proxy statement entitled "Election of Directors" contains additional information pertaining to the business experience and other positions held by these four individuals.

Executive Officers        Information Concerning Executive Officers

DuBose Ausley             Mr. Ausley, Chairman of the Board, is 57
Thomas A. Barron          Mr. Barron, Treasurer, is 42
Randolph K. Briley (1)    Mr. Briley, Executive Vice President and Relationship
                          Banking Manager, Capital City Bank, is 48
J. Kimbrough Davis (2)    Mr. Davis, Senior Vice President and Chief Financial
                          Officer, is 41
Mitchell R. Englert (3)   Mr. Englert, Executive Vice President and Retail
                          Banking Manager, Capital City Bank, is 41
Godfrey Smith (4)         Mr. Smith, Vice Chairman, is 81
William G. Smith, Jr.(4)  Mr. Smith, President, is 41

(1) Mr. Briley was elected Executive Vice President and Relationship Banking Manager of Capital City Bank in January 1995. He served as Executive Vice President of Capital City First National Bank from April 1990 to 1995.

(2) Mr. Davis was elected Senior Vice President and Chief Financial Officer of the Company in January 1991. He served as Vice President and Chief Financial Officer from 1987 to 1990 and in January 1995 he was elected Chief Financial Officer of Capital City Bank.

(3) Mr. Englert was elected Executive Vice President and Retail Banking Manager of Capital City Bank in January 1995. He served as President of City National Bank from July 1989 to 1995.

(4) Godfrey Smith is the father of William G. Smith, Jr.

Compensation Committee Report

The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation of the Company's Chief Executive Officer, reviewing the compensation of certain other executive officers and administering certain compensation and benefit plans. Our primary objective in the area of compensation is to attract and retain the highest quality executive officers by implementing compensation plans which are competitive while assuring compensation is reflective of the Company's performance. We believe executive compensation should be designed to motivate executives to pursue the actions necessary to strengthen Company performance and enhance shareholder value. To achieve these objectives, the Company's executive compensation program ties a significant portion of officer compensation to Capital City Bank Group's success in meeting specified performance goals which we believe enhance shareholder value, as well as individual performance. The committee used a peer group of similar banks as a benchmark for compensation in 1994.

In 1995, we engaged an independent executive compensation consultant to assist the Committee in their assessment and evaluation of the appropriateness of the executive compensation program. The peer group was changed for 1995. The banks for the peer group were chosen based on the similarities with Capital City Bank Group relative to size and the types of markets they serve. We feel this is an appropriate comparison for both performance and compensation purposes. We have used the new peer group in our stock performance graph for comparison purposes.

A description of each of the major elements of the executive compensation program and its specific relationship to corporate performance and a summary of the decisions and actions taken by the Compensation Committee with regard to 1994 and 1995 executive compensation are described below.

In addition, we have specifically identified our actions regarding the compensation of Godfrey Smith and William G. Smith, Jr. relative to their changing responsibilities. We have commented on each individual's compensation in relationship to Company and individual performance.

Executive officers' base salaries are determined principally by the responsibilities required by the position, the experience of the individual, and the competitive market. Executives are eligible for periodic increases in their base salary as a result of individual performance or significant changes in their responsibilities. However, it is the intention of the Company to keep salary increases low on a comparative basis and provide additional opportunity through incentives.

For 1994, Godfrey Smith's base salary was reduced based upon his conveyance of greater responsibilities to William G. Smith, Jr., who was elected to serve as the Chief Executive Officer beginning in 1995. However, William G. Smith, Jr.'s base salary was not raised in 1994 or 1995 although he assumed additional responsibilities. Instead, William G. Smith, Jr.'s opportunity under the profit participation plan was increased slightly in both years.

The profit participation plan enables executive officers to earn a cash incentive based on the Company's and/or Group Bank's profitability targets, established at the beginning of the year by the Board of Directors for the Company and for each of the Group Banks. The amount of cash bonus which may be earned by an executive increases or decreases, within a range, by a multiple of the percentage by which net income exceeds or falls short of the established profit goals. The goals are based upon earnings performance. We believe improved earnings performance will translate into long-term increases in shareholder value.

Mr. Godfrey Smith's annual bonus under this plan was tied directly to the Company's actual profitability for 1994 compared to budget. It is our belief his performance and influence are best measured by the Company's profitability. In 1994, his incentive compensation represented 30% of his total cash compensation.

Mr. William G. Smith, Jr.'s actual bonus paid for 1994 under the plan was tied to the profitability of Capital City First National Bank ("CCFNB") and the Company. His annual bonus opportunity was reflective of a less than competitive base salary and long-term incentives. Mr. William G. Smith, Jr. received an award equal to 55% of total cash compensation. Of his total bonus of $160,000, $82,000 was earned based upon CCFNB performance and $78,000 was based upon Company performance.

Pursuant to the Company's 1992 Stock Incentive Plan, certain executive officers of the Company and the Group Banks are eligible to earn shares of the Company's common stock. Actual grants are determined by the Committee based on the achievement of short and long-term performance goals. These goals are set for each individual participant by the Committee with reference to several performance factors. The performance factors include return on assets, level of nonperforming assets, net charge-offs, loan growth, and deposit growth. The factors may be applied to the Company, a Group Bank, or a combination thereof, depending on the position and level of responsibility of the individual participant.

Specific targets and weightings used for establishing short-term and long-term performance goals are subject to change at the beginning of each measurement period, and are influenced by the Committee's desire to emphasize performance in certain areas. In addition to stock earned in 1994, the Company provided a cash bonus equal to 28% of the value of stock as a partial offset to the tax liability incurred by the participant.

Godfrey Smith is not a participant in the stock incentive plan based upon his intention to reduce his role in the long-term management of the Company.

William G. Smith, Jr. received a payout of 192 shares, with a fair market value of $30 per share, based upon the achievement of predetermined short-term performance goals for 1994. The opportunity at maximum performance was 762 shares. In addition, he earned 350 shares based upon his achievement of long-term goals over the performance period ended December 31, 1994. The maximum award opportunity was 1,000 shares.

The Committee believes that the executive compensation program described in this Report serves the interests of the shareholders and the Company. Executive officer compensation is linked to individual and Company short and long-term performance objectives. The Committee will continue to ensure that the compensation program, and each element therein, meets Capital City Bank Group's business objectives and philosophy.

Compensation Committee

/s/ DuBose Ausley
/s/ Cader B. Cox, III
/s/ John K. Humphress
/s/ Payne H. Midyette, Jr.

Executive Compensation

The following summary compensation table sets forth information concerning compensation for services in all capacities earned or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company who earned over $100,000 in aggregate salary, bonus and other compensation in 1994.

SUMMARY COMPENSATION TABLE

                                         Annual Compensation (1)              Long-Term Compensation (1)

Name and               Fiscal                                 Other Annual               LTIP
Principal Position      Year      Salary       Bonus          Compensation             Payouts
DuBose Ausley           1994     $ 75,600    $  29,000         $       -                   -
Chairman of the Board   1993       75,600       29,000                 -                   -
                        1992       60,000       20,000            35,750(4)                -

Godfrey Smith           1994      175,000       75,000                 -            $      -
Vice Chairman           1993      197,800       87,000                 -                   -
                        1992      176,103       75,000            34,400(4)                -

William G. Smith, Jr.   1994      132,000      165,822(2)          4,553(3)            10,500
President               1993      132,000      166,804(2)          4,033(3)                 -
                        1992      103,000      140,000            36,150(4)                 -

Thomas A. Barron        1994      148,000      149,985(2)          6,040(3)            15,000
Treasurer               1993      148,000      113,146(2)          1,973(3)                 -
                        1992      110,600      119,200            41,550(4)

J. Kimbrough Davis      1994       80,500       46,079(2)          5,645(3)            16,500
Sr. Vice President/CFO  1993       78,100       40,430(2)          1,856(3)                -
                        1992       66,213       32,500             5,900(4)                -
<F1>
(1) Includes compensation for services as an officer of Group Banks, where applicable.
<F2>
(2) Includes cash bonuses and the value of short-term incentive stock awards.
<F3>
(3) Consists of cash bonuses paid as a tax supplement to participants in the Company's Stock Incentive
    Plan.
<F4>
(4) Director and Committee Fees.

Stock Incentive Plan

The Company's 1992 Stock Incentive Plan (the "Stock Plan" ) was originally adopted by the shareholders of the Company on April 28, 1992. The Plan became effective January 1, 1992, and awards may be made until January 1, 2002. The purpose of the Stock Plan is to attract and retain key officers who are in a position to make material contributions to the successful operation of the business of the Company and its subsidiaries. The Stock Plan is designed to focus management's efforts on long-term results, while being attentive to short-term profitability. On January 20, 1995, the Company issued 6,865 shares to plan participants in recognition of achievement of short and long-term performance goals for the performance periods ended December 31, 1994.

A participant in the Stock Plan is not required to pay any consideration to the Company in exchange for the receipt of incentive stock awards. The Stock Plan is administered by the Compensation Committee and no member of the Committee is eligible to receive awards pursuant to the Plan. Awards of common stock are determined by the Compensation Committee and may be granted as either performance grants or capital grants. Performance grants provide awards of stock based upon the achievement of specified performance goals established by the Board of Directors, while capital grants are not conditioned upon the attainment of any specific performance goals. To date, all shares of stock issued under the Plan have been based upon the achievement of specified performance goals.

When a performance grant is made, it may provide that shares of incentive stock will be issued to a participant only upon the achievement of certain performance goals, or the Compensation Committee may issue the stock immediately, subject to later forfeiture by the participant in the event the performance goals are not met. The Compensation Committee also has the discretion to issue incentive stock on other bases which it may determine. A restricted period may, but need not be, imposed on all awards under the Plan, during which participants may not sell, assign or transfer their incentive stock. A recipient of incentive stock is entitled to all other rights of a shareholder, including the right to vote such shares and receive dividends thereon, during the restricted period. In the event of any change of control in the ownership of the Company, shares of incentive stock are freed of all restrictions, including any performance requirements. If a Stock Plan participant ceases to be employed by the Company (other than by reason of death, disability or retirement) during the period in which his or her incentive stock remains restricted, any such restricted stock will be forfeited and returned to the Company. Upon death, disability or retirement, shares of incentive stock are freed of restrictions to the extent determined by the Compensation Committee.

Associate Stock Purchase Plan

It is the intention of the Company to implement an associate stock purchase plan. The plan will provide associates with the ability to purchase stock of the Company. Each associate will have an equal opportunity based upon a percentage of compensation. We anticipate the executives will be provided the same opportunity as other associates. However, additional restrictions apply, based upon tax law. The plan is further described in this Proxy Statement under Proposal Two.

Retirement Plan

Capital City Bank Group, Inc., maintains a noncontributory, defined benefit retirement plan which covers all full-time associates (and certain part-time associates with 1,000 hours of service annually) of Capital City Bank Group, Inc., and the Group banks. The plan, which contains a five-year vesting requirement, provides monthly payments upon retirement at age 65 based generally upon the average monthly compensation for the last five consecutive years in which compensation was highest within the last ten years of employment, with additional pre-retirement disability and death benefits. The plan includes profit participation payments as part of the compensation covered by the plan. The 1994 compensation covered by the plan was $105,050 for Mr. Ausley, $282,675 for Mr. Barron, $116,258 for Mr. Davis, $262,000 for Mr. Godfrey Smith and $288,535 for Mr. William G. Smith, Jr. At December 31, 1994, Messrs. Ausley, Barron, Davis, and William G. Smith, Jr., had 20, 20, 13, and 16 years of credited service, respectively, under the plan. At December 31, 1994, Mr. Godfrey Smith had 57 years of service. On July 1, 1983, Mr. Godfrey Smith, being beyond the age of 65, withdrew a portion of his vested benefits in a lump sum from the plan. On January 1, 1992, Mr. Godfrey Smith began receiving a required minimum distribution of $5,061 per month.

Benefits are equal to the accrued benefits as of December 31, 1988, computed in accordance with a prior formula, plus a percentage of average monthly compensation for each year of service after 1988. The following table sets forth annual retirement benefits payable under the plan to associates in the specified period-of-service and compensation classifications, assuming the participant was born in 1955 or later, all service is after 1988, and retirement is at the age of 65.

                                               Estimated Annual Pension for
Highest Consecutive                    Representative Years of Service Credit(2)
 Five-Year Average                     (Exclusive of Social Security Benefits)
    Salary(1)                          10 Years       20 years         30 years

   $ 30,000                             $ 5,928        $11,856         $17,784
     40,000                               8,208         16,416          24,624
     50,000                              10,488         20,976          31,464
     60,000                              12,768         25,536          38,304
     70,000                              15,048         30,096          45,144
     80,000                              17,328         34,656          51,984
     90,000                              19,608         39,216          58,824
    100,000                              21,888         43,776          65,664
    125,000                              27,588         55,176          82,764
    150,000                              33,288         66,576          99,864

(1) Maximum recognized for benefit purposes in 1995 and 1994 is $150,000.
(2) Maximum permitted in 1995 is $120,000 versus $118,800 in 1994.

Employees with service prior to 1989 or born prior to 1955 will have different benefits from those shown above, depending upon their year of birth, years of service prior to 1989, and compensation level. No single table is possible for these employees due to the multiple variables involved.

Compensation Committee Interlocks and Insider Participation

The Group banks had outstanding loans to certain of the Company's directors, executive officers, their associates and members of the immediate families of such directors and executive officers. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

DuBose Ausley, Chairman of the Board, is Chairman of Macfarlane Ausley Ferguson & McMullen, the Company's general counsel. During 1994, the Company and its Group banks paid legal fees to the law firm totalling $263,000.

Payne H. Midyette, Jr., Director, is Chairman of the Executive Committee of Midyette-Moor, a division of Palmer & Cay/Carswell, Inc. During 1994, the Midyette-Moor Agency earned commissions totalling $37,100 based on policies issued and in effect for the Company and its Group banks.

Messrs. Ausley, Cox, Humphress and Midyette are members of the Compensation Committee which administers the Company's Stock Incentive Plan.

Capital City Bank's Apalachee Parkway Office is located on land leased from the Smith Interests General Partnership in which several directors and officers have an interest. Lease payments during 1994 totalled approximately $53,000.

Stock Performance Graph

The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total shareholder return on its Common Stock over a five-year period with the cumulative shareholder return of (i) a broad equity market index and (ii) a published industry index or a peer group selected by management. The chart below compares total return of the Company's common stock over a five-year period with the Standard and Poor's 500 Index, the Independent Bank Index and an index based upon a group of banks selected by management. In the future, the peer group selected by management will replace the Independent Bank Index. However, the SEC requires the Company to disclose the performance of the Independent Bank Index in the year of the change. The peer group selected by management is comprised of the banks used for the 1994 executive compensation study to reinforce the link between Company performance and executive pay. Next year, the Independent Bank Index will be dropped and the performance graph will only display Company performance, the Standard and Poor's 500 Index and the selected peer group.

The performance graph assumes an initial investment of $100 on December 31, 1989. This investment grows each year based on the total shareholder returns of the Company's Common Stock, the Standard & Poor's 500 Index, the Independent Bank Index, and the market capitalization weighted returns of the selected peer group, in each case with dividends reinvested. The market for the Company's Common stock is illiquid and there is no independent source of information, such as the National Association of Securities Dealers Automated Quotation System, which reports trades in the Common Stock. Management of the Company believes that the Company's Common Stock trades relatively infrequently based on the number of transfers of Company's Common Stock presented to the transfer agent for processing. Therefore, comparisons of the performance of the Company's Common Stock to indices comprised of actively-traded securities in liquid markets may not necessarily be meaningful.

                   12/31/89 12/31/90 12/31/91 12/31/92 12/31/93  12/31/94
CAPITAL CITY BANK
  GROUP, INC.      $100.00   $87.83  $ 90.43  $ 93.04   $104.35   $124.14

PEER GROUP*        $100.00   $74.68  $ 88.34  $153.53   $178.75   $191.82

S & P 500          $100.00   $96.89  $126.28  $135.88   $149.52   $151.55

INDEPENDENT BANK
    INDEX          $100.00   $89.00  $ 99.00  $136.00   $160.00   $193.00

*The Peer Group includes Allied Bankshares, Inc., BancTexas Group, Inc., Bank of Granite Corp., Carolina First Corp., Century South Banks, Inc., Commerce Bank, First City Bancorp, Inc., First United Bancshares, Inc., Horizon Bancorp, Inc., Jefferson Bancorp, Inc., L.S.B. Bankshares, Inc. of S.C., Leader Financial Corp., Liberty Bancorp, Inc., L.S.B. Bankshares, Inc., NBSC Corp., North Fork

Bancorporation, Inc., Peoples Holding Company, Piedmont Bank Group, Inc., Premier Bankshares Corp., Seacoast Banking Corp. of Florida, Security Capital Bancorp, Simmons First National Corp., Sterling Bancorp New York, WesBanco, Inc. Not all of the data is available for prior years. First United Bancshares, Inc. entered in 1992, Commerce Bank Virginia Beach entered in 1993, Peoples Holding Co. entered in 1993, Horizon Bancorp,Inc. entered in 1994, and Leader Financial Corp. entered in 1994. L.S.B. Bancshares, Inc. of S.C. may enter in 1995.

APPROVAL OF CAPITAL CITY BANK GROUP, INC.'S
1995 ASSOCIATE STOCK PURCHASE PLAN
(Proposal Two)

On March 20, 1995, the Board of Directors adopted the Capital City Bank Group, Inc. 1995 Associate Stock Purchase Plan (the "Plan"), subject to shareholder approval at the 1995 Annual Meeting of Shareholders. The full text of the Plan is attached as Exhibit A to this Proxy Statement. The following summary of the major provisions of the Plan is qualified, in its entirety, by reference to the Plan as set forth in Exhibit A. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Purpose

The purpose of the Plan is to provide associates of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or other contributions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. Under the Plan, the Company will sell shares to participants at a price equal to a percentage of the fair market value of Common Stock at the beginning or end of a subscription period, whichever is less. The percentage is established from time-to-time by the Compensation Committee (the "Committee"), subject to IRS limitations.

The Board of Directors believes that the Plan will encourage broader stock ownership by associates of the Company and thereby provide an incentive for non-executive associates to contribute to the profitability and success of the Company. In particular, the Board intends for the Plan to offer a convenient means for such associates who might not otherwise own Common Stock in the Company to purchase and hold Common Stock, and that the discounted sale feature of the Plan provides a meaningful inducement to participate. The Board believes that associates' continuing economic interest, as shareholders, in the performance and success of the Company will enhance the entrepreneurial spirit of the Company, which can greatly contribute to the long-term growth and profitability of the Company.

Administration

The Plan shall be administered by the Committee, which shall consist of disinterested members of the Board of Directors as appointed from time-to-time by the Board. Although members of the Board are allowed to participate in the Plan, no member of the Committee may participate in the Plan, and members of the Board of Directors who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

Subject to the Plan's terms and conditions, the Committee shall have full and discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

Shares Subject to Plan

Under the terms of the Plan, the shares of the Company's Common Stock purchased by participants will be purchased directly from the Company. The maximum number of shares of Common Stock which shall be made available under the Plan shall be

150,000 shares, which, as of February 28, 1995, using the most recent sale price of $31.00 per share (known to the Company with respect to sales of Common Stock) would represent approximately $4,650,000 of market value. The maximum number of shares available under the Plan, however, shall be subject to appropriate adjustment in the case of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affecting the Common Stock. Shares purchased from the Company will be either authorized but unissued shares or treasury shares.

Stock Option Rights

Any associate of the Company will be eligible to participate in the Plan, except those who have been employed by the Company for less than one year and any associate who owns 5 percent or more of the total combined voting power or value of all outstanding shares of all classes of securities of the Company or any subsidiary. Approximately 456 associates of the Company currently would be eligible to participate in the Plan.

An eligible associate may enroll for any six-month offering period, commencing January 1 and July 1 of each year, by filing an enrollment form with the Company at least 15 business days prior to the commencement of the offering period. If the Plan is approved by the Company's shareholders at the 1995 Annual Meeting, the initial subscription period will begin on or after July 1, 1995. After initial enrollment in the Plan, the associate will be automatically re-enrolled in the Plan for subsequent subscription periods unless he or she files a notice of withdrawal before such subscription period begins, terminates employment, or otherwise becomes ineligible to participate.

Upon enrollment in the Plan, the associate must elect a rate at which he or she will make payroll contributions for the purchase of Common Stock. An associate generally may elect to make contributions in an amount not less than one percent (1%) nor more than ten percent (10%) of such associate's compensation (or such higher or lower rates as the Committee may specify), although an associate's contributions will be adjusted downward or refunded to the extent necessary to ensure that he or she will not purchase during any offering period Common Stock that has a fair market value, determined at the beginning of the offering period, in excess of $25,000 per calendar year. All associate contributions will be made by means of direct payroll deduction or, if permitted by the Committee, by supplemental contribution. The contribution rate elected by a participant will continue in effect until modified by the participant. The contributions of an associate will be credited to an account maintained by the Company on behalf of such associate.

Pursuant to the above method, shares of the Company's Common Stock will be purchased on a given purchase date in the aggregate for all accounts under the Plan. Shares purchased will be credited to the account maintained under the Plan for each participant based upon the average cost of all shares purchased. No interest will be credited on contributions pending investment in Common Stock. Participants will have the exclusive right to vote or direct the voting of shares credited to their accounts, and will be permitted to withdraw, transfer, or sell their shares without restriction. Participants' rights under the Plan are nontransferable except pursuant to the laws of descent and distribution.

Costs and Expenses

The Company will pay costs and expenses incurred in the administration of the Plan and maintenance of accounts. The Company will not pay brokerage fees and expenses relating to sales by participants, and participants may be charged reasonable fees for withdrawals of share certificates and other specified services. The Company will be responsible for furnishing account statements to participants.

Amendment or Termination

A participant's enrollment in the Plan may be terminated at any time, effective for payroll periods or subscription periods beginning after the filing of a notice of termination of enrollment. Enrollment will also terminate upon termination of a participant's employment by the Company and its subsidiaries. Upon termination of enrollment, cash amounts resulting from previous contributions will be repaid to the participant. A participant may not reduce or eliminate contributions for an existing offering period without thereby terminating enrollment, unless such action is taken to the extent necessary to comply with Section 423(b)(8) of the Code and/or Section 3(b) of the Plan.

The Board of Directors may amend any provision of the Plan, provided that no amendment may be made that would change any option previously granted if such a change would adversely affect any participant. The Board or the Committee may establish limitations or procedures deemed advisable and consistent with the Plan.

The Board of Directors shall have the right to terminate the Plan at any time, provided that no such termination may adversely affect options previously granted except that an offering period may be terminated by the Board on any exercise date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders.

Federal Income Tax Consequences

Under current law, the Company believes that the following federal income tax consequences would generally result under the Plan. Rights to purchase shares under the Plan are intended to constitute "options" issued pursuant to an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code:

     (1) No taxable income results to the participants upon the grant of an option to purchase or upon the purchase of shares for his or her account under the Plan (although the amount of a participant's contributions under the Plan will be taxable as ordinary income to the participant).

     (2) If the participant disposes of shares less than two years after the first day of a subscription period with respect to which he or she purchased the shares, or within one year after the date of purchase, then at that time the participant will realize ordinary income in an amount equal to the fair market value of the shares on the date of purchase minus the Purchase Price of the shares.

     (3) If the participant holds the shares for at least two years after the first day of an offering period with respect to which he or she purchased the shares, and one year after the date of purchase, then at the time the participant disposes of the shares he or she will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the shares on the first day of the offering period minus the Purchase Price of the shares; or (ii) the fair market value of the shares on the date of disposition minus the Purchase Price of the shares.

     (4) In addition, the participant will realize a long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon any sale of the Common Stock and the participant's basis in the Common Stock (i.e., the Purchase Price plus the amount, if any, taxed to the participant as ordinary income, as described in (2) and (3) above).

     (5) If the statutory holding period described in (2) and (3) above is satisfied, the Company will not receive any deduction for federal income tax purposes with respect to any discount in the sale price of Common Stock applicable to such participant. If such statutory holding period is not satisfied, the Company generally should be entitled to a tax deduction in an amount equal to the amount taxed to the participant as ordinary income.

The foregoing provides only a general description of the application of federal income tax laws to the Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws. Because of the complexities of the tax laws, participants are encouraged to consult a tax advisor regarding their individual circumstances.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE CAPITAL CITY BANK GROUP, INC.'s 1995 ASSOCIATE STOCK PURCHASE PLAN.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT STOCK OWNERSHIP

The following table sets forth certain information concerning each person known to be a beneficial owner of more than 5% of the outstanding shares of the Company's common stock as of March 1, 1995.

                             Amount Beneficially Owned                Percent
Name and Address                as of March 1, 1995                  of Class

Godfrey Smith
Post Office Box 900
Tallahassee, Florida 32302         554,600(1)                         19.43%

DuBose Ausley
Post Office Box 391
Tallahassee, Florida 32302         236,910(2)                          8.30%

William G. Smith, Jr.
Post Office Box 900
Tallahassee, Florida 32302         448,306(3)                         15.71%

R. H. Smith
Post Office Box 11248
Tallahassee, Florida 32302         445,117(4)                         15.60%

(1) Includes 52,000 shares held by Mr. Smith's wife, to which he disclaims beneficial ownership.

(2) Includes (i) 60,892 shares held in trust under which Mr. Ausley serves as trustee and has sole voting and investment power; (ii) 10,000 shares owned by a corporation of which Mr. Ausley is Chairman and as to which Mr. Ausley controls voting and investment power; (iii) 4,543 shares held in trusts under which Mr. Ausley serves as a trustee and has shared voting and investment power; and (iv) 1,475 shares owned by Mr. Ausley's wife, to which he disclaims beneficial ownership.

(3) Includes (i) 15,430 shares in accounts for his children for which Mr. Smith is Custodian; (ii) 90,000 shares held in a trust under which Mr. Smith shares voting and investment power as a co-trustee; (iii) 6,061 shares owned by Mr. Smith's wife; and (iv) 111,512 shares held by a partnership under which Mr. Smith shares voting and investment power. Mr. Smith disclaims beneficial ownership of the 6,061 shares held by his wife.

(4) Includes (i) 20,090 shares in accounts for his children for which Mr. Smith is Custodian; (ii) 90,000 shares held in a trust under which Mr. Smith shares voting and investment power as a co-trustee; (iii) 7,545 shares owned by Mr. Smith's wife; and (iv) 111,512 shares held by a partnership under which Mr. Smith shares voting and investment power. Mr. Smith disclaims beneficial ownership of the 7,545 shares held by his wife.

RATIFICATION OF APPOINTMENT OF AUDITORS
(Proposal Three)

The Board of Directors has appointed Arthur Andersen LLP, independent certified public accountants, as independent auditors for Capital City Bank Group, Inc. and its subsidiaries for the fiscal year ending December 31, 1995, subject to ratification by the shareholders. Fiscal 1994 was the first year Arthur Andersen LLP audited the books and records of the Company. The decision to change the Company's independent auditors from James D. A. Holley & Co. to Arthur Andersen LLP was made by the Company's Board of Directors on January 21, 1994. Arthur Andersen LLP was engaged on April 5, 1994. During the periods in which James D.
A. Holley & Co. audited the books and records of the Company, none of the reports issued by such firm on the financial statements of the Company contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The Company has never had any disagreements with James D. A. Holley & Co. or Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Representatives of Arthur Andersen LLP will be present at the meeting and will be given an opportunity to make a statement if they so desire, and to respond to questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.

                             SHAREHOLDERS' PROPOSALS

Shareholders who intend to submit proposals to the Company's shareholders at the 1996 Annual Meeting must submit such proposals to the Company no later than December 8, 1995, in order to be considered for inclusion in the Proxy Statement and Proxy to be distributed by the Board of Directors in connection with that meeting. Shareholder proposals should be submitted to J. Kimbrough Davis, Capital City Bank Group, Inc., Post Office Box 11248, Tallahassee, Florida 32302.
                                  MISCELLANEOUS

The Company has filed an annual report for the fiscal year ended December 31, 1994, on Form 10-K with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Company's annual report on Form 10-K by writing to the Chief Financial Officer at the Company's corporate address.

The Board of Directors knows of no other matters which will be brought before the Annual Meeting of Shareholders. Execution of Item 4 of the proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgement on other business, if any, that may properly come before this meeting or any adjournments thereof.

For the Board of Directors,


/s/ J. KIMBROUGH DAVIS
J. KIMBROUGH DAVIS
Corporate Secretary

Tallahassee, Florida
April 7, 1995

                                    EXHIBIT A

                          CAPITAL CITY BANK GROUP, INC.

                       1995 ASSOCIATE STOCK PURCHASE PLAN


1. Purpose. The purpose of the Plan is to provide Associates of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.   Definitions.

     (a) "Associate" shall mean any individual who is an employee of the Company or a Designated Subsidiary for purposes of tax withholding under the Code who has been an employee for at least one (1) year and who is not an owner of five percent (5%) or more of all outstanding Common Stock on a fully diluted basis (i.e., after taking into account outstanding stock options and other Common Stock equivalents). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or applicable Designated Subsidiary. Where the period of leave exceeds ninety (90) days and the individuals's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

     (b)  "Board" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d) "Committee" shall mean the Compensation Committee of the Board, or such other committee as may be appointed by the Board, each member of which shall be a "disinterested person" within the meaning of Rule 16b-3, which shall be the administrative committee for the Plan.

     (e) "Common Stock" shall mean the Common Stock of the Company, $0.01 par value per share.

     (f)  "Company" shall mean Capital City Bank Group, Inc., a
          Florida corporation.

     (g) "Compensation" shall mean all base gross earnings, cash-based profit participation, commissions and payments for overtime.

     (h) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     (i)  "Enrollment Date" shall mean the first day of each Offering
          Period.

     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (k)  "Exercise Date" shall mean the last day of each Offering
          Period.

     (l) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

          (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), its Fair Market Value shall be the closing price for the Common Stock, as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the trading date immediately preceding the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

          (2) If the Common Stock is quoted on NASDAQ (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the average of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

          (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

     (m) "Offering Period" shall mean, subject to the second sentence of Section 4 hereof, a period of six months, commencing on January 1 and July 1 of each year and terminating on June 30 and December 31 of each year, respectively.

     (n) "Parent" shall mean a corporation which is a "parent corporation" of the Company within the meaning of Section 424(e) of the Code.

     (o) "Plan" shall mean this Capital City Bank Group, Inc. 1995 Associate Stock Purchase Plan.

     (p) "Purchase Price" shall mean an amount equal to a percentage of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower, as determined in the sole discretion of the Committee subject to the limitations imposed under Section 423 of the Code.

     (q) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

     (r) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act, or any successor provision.

     (s) "Subsidiary" shall mean a corporation which is a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

3.   Eligibility.

     (a) Each person who is an Associate on a given Enrollment Date shall be eligible to participate in the Plan for the Offering Period containing such Enrollment Date.

     (b) Any provisions of the Plan to the contrary notwithstanding, no Associate shall be granted an option under the Plan (i) if, immediately after the grant, such Associate would own stock (together with stock owned by any other person or entity that would be attributed to such Associate pursuant to Section 424(d) of the Code) of the Company (including, for this purpose, all shares of stock subject to any outstanding options to purchase such stock, whether or not currently exercisable and irrespective of whether such options are subject to the favorable tax treatment of
          Section 421(a) of the Code) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits his or her rights to purchase stock under all associate stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Parents and Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time. The limitation described in clause (ii) of the preceding sentence shall be applied in a manner consistent with
          Section 423(b)(8) of the Code.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods continuing from the first Offering Period until terminated in accordance with Section 19 hereof. The Board or the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.   Participation.

     (a) An Associate may become a participant in the Plan for an Offering Period by completing a subscription agreement authorizing payroll deductions in the form of Attachment A to this Plan (or in such other form as the Committee shall approve and which shall contain substantially the same terms as Attachment A) and filing it with the human resources office of the Company or applicable Designated Subsidiary at least fifteen (15) business days prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Board or Committee for all Associates with respect to a given Offering Period.

     (b) Payroll deductions for a participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.   Payroll Deductions.

     (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount (expressed as a whole number percentage or a fixed dollar amount) of the Compensation he or she receives on each pay day during the Offering Period.

     (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan. The Board or Committee may, in its sole discretion, determine whether or not to permit participants to make any additional payments into such account and, if so, upon such terms as the Board or Committee may determine.

     (c) A participant may discontinue his or her participation in the Plan, as provided in Section 10 hereof, at any time during the Offering Period prior to the Exercise Date. Once an Offering Period has commenced, a participant may not increase or decrease the rate or amount of his or her payroll deductions for that Offering Period, but may, during that Offering Period, increase or decrease the rate or amount of his or her payroll deductions for the next succeeding Offering Period, by completing or filing with the Company or applicable Designated Subsidiary a new subscription agreement, at least fifteen (15) business days prior to the end of that Offering Period, authorizing a change in payroll deduction rate or amount. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

     (d) Notwithstanding the foregoing, a participant's payroll deductions may be decreased to 0% at any time, to the extent necessary to comply with Section 423(b)(8) of the Code and
          Section 3(b) hereof. Subject to the preceding sentence, payroll deductions shall recommence at the rate or amount provided in such participant's subscription agreement at the beginning of the next succeeding Offering Period, unless terminated by the participant as provided in Section 10 hereof.

     (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provisions for the federal, state, or other tax withholding obligations of the Company or applicable Designated Subsidiary, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or applicable Designated Subsidiary may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company or applicable Designated Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or applicable Designated Subsidiary any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Associate.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Associate participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Associate's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall an Associate be permitted to purchase during any calendar year more than $25,000 in Fair Market Value of Common Stock (with Fair Market Value to be determined on each Enrollment Date) within such calendar year and, provided further, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date and, subject to the limitations set forth in Sections 3(b) and 12 hereof, the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by the participant.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to or for the account of each participant (which may be a master account for all participants) as appropriate, a certificate representing the shares purchased upon exercise of his or her option; provided, however, that the Committee may instead determine to hold such shares in an account for each such participant until the participant either ceases participation in the Plan or requests delivery of such shares.

10.  Withdrawal; Termination of Employment.

     (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to the last business day of an Offering Period

          (or such earlier date established by the Committee in its discretion) by giving written notice to the Company or applicable Designated Subsidiary in the form of Attachment B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from the Plan during an Offering Period, he or she may not resume participation until the next Offering Period. He or she may resume participation for any other Offering Period by delivering to the Company or applicable Designated Subsidiary a new subscription agreement at least fifteen
          (15) business days prior to the Enrollment Date for such Offering Period.

     (b) Upon a participant's ceasing to be an Associate for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option will be automatically terminated.

     (c) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company.

11. Interest. No interest shall accrue or be payable with respect to any of the payroll deductions of a participant in the Plan.

12.  Stock.

     (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 150,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

     (b) No participant will have an interest or voting right in shares covered by his or her option until such option has been exercised.

     (c) Shares to be issued to a participant under the Plan will be registered in the record or beneficial name of the participant or in the record or beneficial name of the participant and his or her spouse.

13.  Administration.

     (a) Administration Body. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon parties. Members of the Board who are Associates are permitted to participate in the Plan, provided that:

          (1) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

          (2) No member of the Committee may participate in the Plan.

     (b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

14.  Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares or cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall delivery such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if such spouse, dependent or relative is not known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in
     Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16. Use of Funds. All payroll deductions received or held by the Company or applicable Designated Subsidiary under the Plan may be used by the Company or such Subsidiary for any corporate purpose, and the Company or applicable Designated Subsidiary shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Associates at least annually, within such time as the Committee may reasonably determine, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.  Adjustments Upon Changes in Capitalization.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

     (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

          The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19. Amendment or Termination. The Board may at any time and for any reason terminate or amend the Plan in its sole discretion. Except as provided in Section 18 hereof, no such termination may adversely affect options previously granted; provided, that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may adversely affect the rights of any options previously granted. The Board (or the Committee), shall determine in its sole discretion for purposes of this Section 19 whether or not a participant's rights have been "adversely affected." To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), or to increase the number of shares of Common Stock available for the sale under the Plan, the Company shall obtain shareholder approval in such a manner and to such a degree as required.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act,the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed.

22. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years thereafter unless sooner terminated under Section 19 hereof.

23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                 *                     *                      *

As adopted by the Board of Directors of
Capital City Bank Group, Inc.
on March 20, 1995

                                  ATTACHMENT A

                          CAPITAL CITY BANK GROUP, INC.

                       1995 ASSOCIATE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT



___  Original Application                    Enrollment Date:_________________
___  Change in Payroll Deduction Rate
___  Change of Beneficiary(ies)

1.   _____________________________________ hereby elects to participate in the
     Capital City Bank Group, Inc. 1995 Associate Stock Purchase Plan (the "Associate Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Associate Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of (please complete one or the other) (i) _______% (a whole number) of my Compensation, or (ii) $_______, on each payday during the Offering Period in accordance with the Associate Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at applicable Purchase Price determined in accordance with the Associate Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option on the Exercise Date.

4. I have received a copy of the complete "Capital City Bank Group, Inc. 1995 Associate Stock Purchase Plan." I understand that my participation in the Associate Stock Purchase Plan is in all respects subject to the terms of the Plan.

5. Shares purchased for me under the Associate Stock Purchase Plan should be issued in the name(s) of (Associate or Associate and Spouse
     Only):____________________________________________________________________.

6. I understand that, under current federal income tax law, if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Enrollment Date (i.e., within two (2) years after the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having made a "disqualifying disposition" and as having received ordinary income at the time of such disposition in an amount equal to the excess of fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares. The remainder of the gain, if any, recognized on such disqualifying disposition will be taxed as capital gain. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disqualifying disposition of my shares and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon such disqualifying disposition. The Company or applicable Designated Subsidiary may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the

     Company or such Subsidiary any tax deductions or benefits attributable to sale or disqualifying disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) the excess of the fair market value of the shares over the Purchase Price on the first day of the Offering Period in which the shares were purchased. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Associate Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Associate Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Associate Stock Purchase Plan:

Name of Beneficiary:  (Please Print)

______________________________________________________________________________
(Last)                        (First)                  (Middle)


___________________________        __________________________________________
(Relationship)
                                   __________________________________________
                                   (Address)

Name of Beneficiary:  (Please Print)

______________________________________________________________________________
(Last)                        (First)                  (Middle)


___________________________        __________________________________________
(Relationship)
                                   __________________________________________
                                   (Address)


Associate's Social
Security Number:                   __________________________________________


Associate's Address:               __________________________________________

                                   __________________________________________

                                   __________________________________________


I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.


Dated:________________             __________________________________________
                                   Signature of Associate

                                   ATTACHMENT  B

                          CAPITAL CITY BANK GROUP, INC.

                       1995 ASSOCIATE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


     The undersigned participant in the Offering Period of the Capital City Bank Group, Inc. 1995 Associate Stock Purchase Plan (the "Plan") which began on ______________, 19__ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. The undersigned hereby directs the Company or applicable Designated Subsidiary to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall thereafter be eligible to participate in succeeding Offering Periods only by delivering to the Company or applicable Designated Subsidiary a new Subscription Agreement within the time period set forth in Section 10 of the Plan.

                              Name and Address of Participant

                              ____________________________________

                              ____________________________________

                              ____________________________________


                              Signature

                              ____________________________________

                              Date:________________________________